FIFTH AMENDMENT TO SECOND LOAN EXTENSION AGREEMENT

This Fifth Amendment to Second Loan Extension Agreement ("**Fifth Amendment**") is made as of this 15th day of October, 2021, by and between ELIO MOTORS, INC., an Arizona corporation ("**Borrower**"), and CH CAPITAL LENDING, LLC, a Delaware limited liability company (together with its successors and assigns, "**Lender**").

RECITALS

A. Pursuant to that certain Loan and Security Agreement dated as of February 28, 2013 (as amended the "**Original Loan Agreement**"), by and between Borrower and GemCap Lending I, LLC ("**Original Lender**"), as extended by that certain Loan Extension Agreement dated as of November 10, 2016 ("**LEA**") by and between Borrower and Lender (as successor-in-interest to Prior Lender), and that certain Second Loan Extension Agreement dated as of April 27, 2017 ("**SLEA**"), as amended by that certain First Amendment to Second Loan Extension Agreement dated as of August 11, 2017 (the "**First Amendment**"), that certain Second Amendment to Second Loan Extension Agreement dated as of April 30, 2018 (the "**Second Amendment**"), that certain Third Amendment to Second Loan Extension Agreement dated as of November 7, 2018 (the "**Third Amendment**"), and that certain Fourth Amendment to Second Loan Extension Agreement dated as of July 12, 2021 (the "**Fourth Amendment**"), and together with the Original Loan Agreement, the LEA, the SLEA, the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, the "**Loan Agreement**"), as of the date hereof, Borrower is indebted to Lender in the outstanding principal amount of $3,827,707.45 (the "**Outstanding Principal Balance**"), together with accrued interest and fees thereon. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Loan Agreement.

B. As of the date hereof, Borrower is in default under the Loan Agreement and other Loan Documents. Borrower has requested that Lender grant, and Lender is willing to grant Borrower an extension of time to cure such default, subject to the terms and conditions set forth in this Fifth Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, Lender and Borrower agree as follows:

1. <u>Incorporation of Recitals</u>. The foregoing Recitals are incorporated as though fully set forth herein.

2. <u>Forbearance</u>. Subject to the terms and conditions of this Fifth Amendment and provided that Elio is not in default hereunder or in connection with any other term or condition of the Loan Agreement, any other Loan Document, or any related agreements, Lender agrees to forebear exercising its rights under the Loan Agreement and applicable law from July 1, 2021 through December 31, 2021 (the "**Forbearance Period**"). Any extension of the Forbearance Period will be at Lender's sole discretion. Interest will continue to accrue during the Forbearance Period (and any extension thereof, if applicable) as set forth in the Loan Agreement.

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Upon the conclusion of the Forbearance Period, Elio will pay Lender all amounts due and owing, including any accrued interest. In the event that Elio defaults hereunder or in connection with any other term or condition of the Loan Agreement, any other Loan Document, or any related agreements, the Forbearance Period shall immediately terminate and all amounts owed to Lender will become immediately due and payable.

3. No Modification of Loan Documents Except as specifically amended in this Fifth Amendment, all of the terms and conditions of the Loan Documents shall continue in full force and effect. In the event of any conflict between the terms of this Fifth Amendment and the terms of the Loan Documents, the terms of this Fifth Amendment shall prevail.

4. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same Fifth Amendment. The parties shall be entitled to sign and transmit an electronic signature of this Fifth Amendment (whether by facsimile, PDF or other email transmission), which signature shall be binding on the party whose name is contained therein. Any party providing an electronic signature agrees to promptly execute and deliver to the other parties an original signed Fifth Amendment, upon request.

5. Entire Agreement. This Fifth Amendment contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect.

[Signatures on following page]

IN WITNESS WHEREOF, this Fifth Amendment has been duly executed as of the day and year first above written.

BORROWER:

ELIO MOTORS, INC.,
an Arizona corporation

By: *Paul Elio*

Name: Paul Elio

Title: CEO

LENDER:

CH CAPITAL LENDING, LLC,
a Delaware limited liability company

By: HOLDINGS SPE MANAGER, LLC,
a Delaware limited liability company

By: *[signature]*
Richard H. Klein
Chief Financial Officer